AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON SEPTEMBER 5, 2003                                     REGISTRATION NO. 333 --


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------



                                AMENDMENT NO.2 TO
                                    FORM F-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933




GRACECHURCH CARD FUNDING (NO. 5)  GRACECHURCH RECEIVABLES TRUSTEE  BARCLAYCARD FUNDING PLC
               PLC                            LIMITED
                (Exact Name of Registrants as specified in their charters)

        ENGLAND AND WALES             JERSEY, CHANNEL ISLANDS         ENGLAND AND WALES
              (State or other jurisdiction of incorporation or organisation)
                              --------------------


       54 Lombard Street,            26 New Street, St. Helier,       54 Lombard Street,
         London EC3P 3AH                   Jersey JE2 3RA              London EC3P 3AH
         United Kingdom                    44-1534-814814               United Kingdom
       44-(0)207-699-5000                                             44-(0)207-699-5000

(Address, including zip code, and telephone number, including area code of principal executive offices of Registrants.)

                          6189                                              NONE
(Primary Standard Industrial Classification Code Number)  (I.R.S. Employer Identification Number)

                         OFFICE OF THE GENERAL COUNSEL
                              BARCLAYS CAPITAL INC.
                                 200 PARK AVENUE
                                    NEW YORK,
                                 NEW YORK 10166
                                 (212) 412-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)



                              --------------------
                                   COPIES TO:

               MICHAEL BRADY                            ROBERT TREFNY
        WEIL, GOTSHAL & MANGES LLP                   CLIFFORD CHANCE LLP
              ONE SOUTH PLACE                       200 ALDERSGATE STREET
              LONDON EC2M 2WG                          LONDON EC1A 4JJ
              UNITED KINGDOM                            UNITED KINGDOM
            44-(0)207-903-1000                        44-(0)207-600-1000
                              --------------------



Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /box/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /box/

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /box/

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /box/

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /box/

                        CALCULATION OF REGISTRATION FEE

                                                                                             Proposed
                                                                           Proposed           maximum
                                                    Amount to be   maximum offering         aggregate           Amount of
Title of each class of securities to be registered    registered(1)  price per unit(2) offering price(1) registration fee
--------------------------------------------------  ------------   ----------------    --------------    ----------------
Floating Rate Asset-Backed Notes Class A            $900,000,000               100%      $900,000,000             $72,810
Floating Rate Asset-Backed Notes Class B             $50,000,000               100%       $50,000,000              $4,045
Floating Rate Asset-Backed Notes Class C             $50,000,000               100%       $50,000,000              $4,045
Medium Term Note Certificate (3)
Investor Certificate (3)



--------------------
(1) Includes an indeterminate amount of securities that are to be offered or sold in connection with market-making activities by Barclays Capital Inc., an affiliate of the transferor and servicer.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

(3) Gracechurch Receivables Trustee Limited is the registrant for the Investor Certificate, Barclaycard Funding PLC is the registrant for the Medium Term Note Certificate and Gracechurch Card Funding (No. 5) PLC is the registrant for the Class A Notes, the Class B Notes and the Class C Notes. The
    Investor Certificate and the Medium Term Note Certificate are being issued to Barclaycard Funding PLC and Gracechurch Card Funding (No. 5) PLC, respectively, and will be the primary sources of payments on the Class A Notes, the Class B Notes and the Class C Notes. The Medium Term Note Certificate and the Investor Certificate are not being offered directly to investors.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     PART II

ITEM 6.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgements, fines, settlements and other amounts under certain circumstances.


ISSUER

Pursuant to section 142 of the Articles of Association of Gracechurch Card Funding (No. 5) PLC, every person who is or was a director, alternate director or secretary of the issuer shall be indemnified out of the assets of the issuer against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions. This includes a liability incurred:

* defending proceedings, whether civil or criminal, in which judgement is given in his favor or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part; or

* in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the issuer.

The board of directors may exercise all powers of the issuer to purchase and maintain insurance for the benefit of a person who is or was:

* a director, alternate director, secretary or auditor of the issuer or of a company which is or was a subsidiary undertaking of the issuer or in which the issuer has or had an interest whether direct or indirect; or

* trustee of a retirement benefits scheme or other trust in which a person referred to in the preceding paragraph is or has been interested; or

* indemnifying him against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the issuer.


MTN ISSUER

Pursuant to section 44 of the Articles of Association of Barclaycard Funding PLC, each person who is or was a director, alternate director or secretary of the MTN issuer must be indemnified out of the assets of the MTN issuer against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions. This includes a liability incurred:

* defending proceedings, whether civil or criminal, in which judgement is given in his favor or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part; or

* in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the MTN issuer.

Pursuant to section 45 of the Articles of Association of Barclaycard Funding PLC, the board of directors may exercise all the powers of the MTN issuer to purchase and maintain insurance for the benefit of a person who is or was:

* a director, alternate director, secretary or auditor of the MTN issuer or of a company which is or was a subsidiary undertaking of the MTN issuer or in which the MTN issuer has or had an interest whether direct or indirect; or

* trustee of a retirement benefits scheme or other trust in which a person referred to in the preceding paragraph is or has been interested; or

* indemnifying him against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the MTN issuer.

                                     II -- 1

RECEIVABLES TRUSTEE

Pursuant to section 27 of the Articles of Association of Gracechurch Receivables Trustee Limited, in so far as the law allows, every present or former officer of the receivables trustee will be indemnified out of the assets of the receivables trustee against any loss or liability incurred by him by reason of being or having been an officer.

Pursuant to a letter from Barclays to the directors of the Receivables Trustee, Barclays has agreed to indemnify the directors of the Receivables Trustee and all officers, employees, servants or duly appointed agents of Bedell Cristin Trust Company Limited against any and all actions, proceedings, accounts, claims, demands, liabilities or losses, including all and any costs and expenses incurred in connection with them, which may be brought, made or threatened by any person against any of them directly or indirectly in connection with the approval and/or signing of this F-1 registration statement, to the extent that the actions, proceedings, accounts, claims, demands, liabilities or losses relate to information contained in this F-1 registration statement directly relating to Barclays, its Barclaycard division and the underlying credit card receivables pool.


DIRECTORS AND OFFICER'S LIABILITY INSURANCE

Directors serving at the behest of Barclays are covered to the extent of claims made against them for any of the following: actual or alleged breach of duty, error, neglect, mis-statement, misleading statement, omission, breach of warranty of authority or other act committed or attempted by any director in that capacity or any matter claimed against them by reason of their status as a director. This cover -- of up to [GBP]20,000,000 -- operates only in excess of any directors' cover or indemnity provided by the company of which it is acting as director.

                                     II -- 2

ITEM 8.EXHIBITS


1.1    Form of Underwriting Agreement for the Class A Notes, the Class B Notes

       and the Class C Notes.


3.1    Memorandum and Articles of Association of Gracechurch Card Funding (No.
       5) PLC.


3.2 Memorandum and Articles of Association of Barclaycard Funding PLC (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form F-1 (Registration No. 333-10970)).

3.3 Memorandum and Articles of Association of Gracechurch Receivables Trustee Limited (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form F-1 (Registration No. 333-10970)).

4.1 Declaration of Trust and Trust Cash Management Agreement (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-1 (Registration No. 333-100102).


4.2 Form of Series 03-3 Supplement to Declaration of Trust and Trust Cash Management Agreement.


4.3 Security Trust Deed and MTN Cash Management Agreement (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form F-1 (Registration No. 333-100102).


4.4    Form of Trust Deed.



4.5    Form of Deed of Charge.



4.6    Form of Paying Agency and Agent Bank Agreement.



4.7    Form of Class A1 Note.



4.7.1  Form of Class A2 Note.



4.8    Form of Class B Note.



4.9    Form of Class C Note.



4.10   Form of Series 03-3 Medium Term Note Certificate.



4.11   Form of Series 03-3 MTN Supplement.


4.12   Beneficiaries Servicing Agreement (incorporated by reference to Exhibit
       4.12 of the Registration Statement on Form F-1 (Registration No. 333-100102).


4.13   Form of Agreement Between Beneficiaries.



5.1    Opinion of Clifford Chance LLP with respect to validity.



8.1    Opinion of Clifford Chance LLP with respect to U.S tax matters.



8.2    Opinion of Clifford Chance LLP with respect to U.K tax matters.


10.1   Receivables Securitisation Agreement (incorporated by reference to
       Exhibit 10.1 of the Registration Statement on Form F-1 (Registration No. 333-100102).


10.2   Form of Class A1 Dollar Swap Agreement.



10.2.1 Form  of Class A2 Dollar Swap Agreement.



10.3   Form of Class B Dollar Swap Agreement.



10.4   Form of Class C Dollar Swap Agreement.



10.5   Form of Expenses Loan Agreement.



23.1   Consent of Clifford Chance LLP (included in Exhibit 5.1, 8.1 and 8.2).



23.2   Consent of PricewaterhouseCoopers LLP.


24.1   Powers of Attorney (included on pages II-5, II-6 and II-8).


25.1   Statement of Eligibility of Trustee (form T-1).




ITEM 9. UNDERTAKINGS.


Each of the undersigned registrants hereby undertakes as follows:

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against
                                     II -- 3
       public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(c) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     II -- 4

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Gracechurch Card Funding (No. 5) PLC, a Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorised, in the City of London, England, on September 5, 2003.

                                                        GRACECHURCH CARD FUNDING (NO. 5) PLC
                                                        As Issuer of the Notes



                                                        By: /s/ Richard Francis Sommers
                                                        ....................................
                                                        Name: Richard Francis Sommers

                                                        Title: Director



As required by the Securities Act of 1933, this Amendment No.2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                               TITLE


/s/ Richard Francis Sommers                             Director (Principal Executive Officer, Principal
.......................................                  Financial Officer and Principal Accounting
Richard Francis Sommers                                 Officer)




*                                                       Director
.......................................
Jonathan Keighley
As the duly authorised signatory of
SFM Directors Limited



*                                                       Director
.......................................
James Macdonald
As the duly authorised signatory of
SFM Directors (No. 2) Limited


*By: /s/
Richard Francis Sommers
.......................................
Richard Francis Sommers
Attorney-in-fact


Powers of Attorney appointing Richard Francis
Sommers to execute the Registration Statement and any amendments thereto on behalf of the above-named individuals were previously filed with the Securities and Exchange Commission.



AUTHORIZED REPRESENTATIVE

/s/ Michael J. Wade
.......................................
Michael J. Wade

As the duly authorized
representative of
Gracechurch Card Funding (No. 5)
PLC in the United States



Date: September 5, 2003



                                     II -- 5

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Barclaycard Funding PLC a Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorised, in the City of London, England, on September 5, 2003.

                                                        BARCLAYCARD FUNDING PLC
                                                        As Issuer of the Medium Term Note




                                                        By: /s/ Richard Francis Sommers
                                                        ....................................
                                                        Name: Richard Francis Sommers

                                                        Title: Director



As required by the Securities Act of 1933, this Amendment No.2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                               TITLE



/s/ Richard Francis Sommers                             Director (Principal Executive Officer, Principal
.......................................                  Financial Officer and Principal Accounting
Richard Francis Sommers                                 Officer)


*                                                       Director
.......................................
Timothy Gaffney



*                                                       Director
.......................................
Patrick Gonsalves
As the duly authorised signatory of
Barcosec Limited



*                                                       Director
.......................................
Patrick Gonsalves
As the duly authorised signatory of
Barometers Limited



*                                                       Director
.......................................
Jonathan Keighley
As the duly authorised signatory of
SFM Directors Limited


*By: /s/ Richard Francis Sommers
.......................................
Richard Francis Sommers
Attorney-in-fact



                                     II -- 6


AUTHORIZED REPRESENTATIVE

/s/ Michael J. Wade
.......................................
Michael J. Wade


As the duly authorized
representative of
Barclaycard Funding PLC
in the United States



Date: September 5, 2003



                                     II -- 7

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Gracechurch Receivables Trustee Limited a Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorised, in the City of London, England, on September 5, 2003.

                                                        GRACECHURCH RECEIVABLES TRUSTEE LIMITED
                                                        On behalf of the receivables trust




                                                        By: /s/ Richard Francis Sommers
                                                        ....................................
                                                        Name: Richard Francis Sommers

                                                        Title: Director


As required by the Securities Act of 1933, this Amendment No.2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                               TITLE



/s/ Richard Francis Sommers                             Director (Principal Executive Officer, Principal
.......................................                  Financial Officer and Principal Accounting
Richard Francis Sommers                                 Officer)


*                                                       Director
.......................................
Michael Robinson



*                                                       Director
.......................................
Richard Charles Gerwat


*By: /s/ Richard Francis Sommers
.......................................
Richard Francis Sommers
Attorney-in-fact



Powers of Attorney appointing Richard Francis
Sommers to execute the Registration Statement and any amendments thereto on behalf of the above-named individuals were previously filed with the Securities and Exchange Commission.



AUTHORIZED REPRESENTATIVE

/s/ Michael J. Wade
.......................................
Michael J. Wade

As the duly authorized
representative of Gracechurch
Receivables Trustee Limited
in the United States



Date: September 5, 2003



                                     II -- 8

                                  EXHIBIT INDEX


EXHIBIT NO.   DESCRIPTION OF DOCUMENT



1.1 Form of Underwriting Agreement for the Class A Notes, the Class B Notes and the Class C Notes.



3.1    Memorandum and Articles of Association of Gracechurch Card Funding (No.
       5) PLC.


3.2 Memorandum and Articles of Association of Barclaycard Funding PLC (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form F-1 (Registration No. 333-10970)).

3.3 Memorandum and Articles of Association of Gracechurch Receivables Trustee Limited (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form F-1 (Registration No. 333-10970)).

4.1 Declaration of Trust and Trust Cash Management Agreement (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-1 (Registration No. 333-100102).


4.2 Form of Series 03-3 Supplement to Declaration of Trust and Trust Cash Management Agreement.


4.3 Security Trust Deed and MTN Cash Management Agreement (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form F-1 (Registration No. 333-100102).


4.4    Form of Trust Deed.



4.5    Form of Deed of Charge.



4.6    Form of Paying Agency and Agent Bank Agreement.



4.7    Form of Class A1 Note.



4.7.1  Form of Class A2 Note.



4.8    Form of Class B Note.



4.9    Form of Class C Note.



4.10   Form of Series 03-3 Medium Term Note Certificate.



4.11   Form of Series 03-3 MTN Supplement.


4.12   Beneficiaries Servicing Agreement (incorporated by reference to Exhibit
       4.12 of the Registration Statement on Form F-1 (Registration No. 333-100102).


4.13   Form of Agreement Between Beneficiaries.



5.1    Opinion of Clifford Chance LLP with respect to validity.



8.1    Opinion of Clifford Chance LLP with respect to U.S tax matters.



8.2    Opinion of Clifford Chance LLP with respect to U.K tax matters.


10.1   Receivables Securitisation Agreement (incorporated by reference to
       Exhibit 10.1 of the Registration Statement on Form F-1 (Registration No. 333-100102).


10.2   Form of Class A1 Dollar Swap Agreement.



10.2.1 Form of Class A2 Dollar Swap Agreement.



10.3   Form of Class B Dollar Swap Agreement.



10.4   Form of Class C Dollar Swap Agreement.



10.5   Form of Expenses Loan Agreement.



23.1   Consent of Clifford Chance LLP (included in Exhibit 5.1, 8.1 and 8.2).



23.2   Consent of PricewaterhouseCoopers LLP.


24.1   Powers of Attorney (included on pages II-5, II-6 and II-8).


25.1   Statement of Eligibility of Trustee (form T-1).


                                     II -- 9